EXHIBIT 99.1

Gridiron BioNutrients enters into a Collaboration Agreement and executes a Biomass Supply Agreement Further Advancing its Expansion into the CBD Oil Market

(February 5, 2020) SCOTTSDALE, AZ – Gridiron BioNutrients™ (OTCQB: GMVP), announces it has taken key steps into expanding its business within the CBD Oil processing space. Gridiron executed a Collaboration Agreement with Notis Global, Inc. (OTC:NGBL) and secured a Biomass Supply Agreement along with a revenue share for 2020 Biomass sales with Shi Farms located in Colorado.

Tim Orr, President of Gridiron BioNutrients commented, “We are excited to execute on these key steps to accelerate our business growth. We executed a Collaboration Agreement with Notis Global, Inc.; where each party brings their expertise to evaluate business opportunities within the hemp CBD supply chain including cultivation, extraction, purification and retail products. GMVP was issued 2.5 billion shares of NGBL common stock as consideration. Moreover, we also executed a Biomass Supply Agreement with Shi Farms, located in Colorado that provides us consistent Hemp Biomass supply on a monthly basis with fixed pricing. I believe executing these important steps will provide Gridiron positive momentum in moving its business forward.”

GridIron recently received $499,500.00 of financing via a 10% Original Issue Discount 10% Convertible Redeemable Senior Secured Note. These funds will enable us to continue to expand into the CBD Oil processing space and allow us to consolidate our current capitalization table.

Please refer to the 8K for further details.

About Gridiron BioNutrients™

Gridiron is in the CBD space with and has had a focused on the development and commercialization of high-quality innovative CBD products within the health and wellness marketplace. Gridiron strives to formulate and design products that maximize the human body’s potential enabling individuals to heal faster, train longer and recover quicker.

Contact

Email:                     ir@gridironmvp.com or info@gridironmvp.com

Official Website: www.gridironbionutrients.com ; www.gridironmvp.com

Brands:                 www.gridironbionutrients.com ; www.gridironmvp.com

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Safe Harbor Statement

Except for historical information contained herein, statements in this release may be forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to Gridiron BioNutrients Inc. (the “Company”) or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as (i) the development and protection of our brands and other intellectual property, (ii) the need to raise capital to meet business requirements, (iii) significant fluctuations in marketing expenses, (iv) the ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of our products and services, (v) the Company’s ability to conduct the business if there are changes in laws, regulations, or government policies related to cannabis, (vi) management’s ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and (vii) other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Gridiron BioNutrients, Inc.